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                      HUTCHINSON TECHNOLOGY INCORPORATED
                       STATEMENT REGARDING COMPUTATION
                     OF NET INCOME PER SHARE -- UNAUDITED
                     (In thousands, except per share data)

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
                                              Thirteen Weeks Ended
                                            ---------------------------
                                            December 24,   December 25,
                                                1995           1994
                                            ------------   ------------
NET INCOME                                     $2,862         $2,345
                                               ------         ------
                                               ------         ------
NET INCOME PER SHARE -
PRIMARY:

Weighted average common
   shares outstanding                           5,447          5,334

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                       176            106
                                               ------         ------
                                                5,623          5,440
                                               ------         ------
                                               ------         ------
PRIMARY
NET INCOME PER SHARE                            $0.51          $0.43
                                               ------         ------
                                               ------         ------
NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
   shares outstanding                           5,447          5,334

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                       176            112
                                               ------         ------
                                                5,623          5,446
                                               ------         ------
                                               ------         ------
FULLY DILUTED
NET INCOME PER SHARE                            $0.51          $0.43
                                               ------         ------
                                               ------         ------
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